SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Northwood
Securities LLC regarding the NWS International Property Fund, Exhibit (d)(14)
to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 27 on March 31,
2015, accession number 0001435109-15-000253.